EXECUTIVE EMPLOYMENT AGREEMENT

The Executive Employment Agreement is entered into this 1st day of April, 2010 and effective as of April 1, 2010, between Axion Power International, Inc., a Delaware corporation, having a place of business at 3601 Clover Lane, New Castle, Pennsylvania 16105 (the "Company") and Charles Trego of 3758 Teachers Lane, Apt. 7, Orchard Park, NY 14217 (the "Executive").

A.
The Company is engaged in research, development, manufacturing and sales relating to a novel technology for a supercapacitor/battery hybrid that replaces the lead-based negative electrode in a lead-acid battery with a highly permeable nanoporous carbon electrode; and in research, development, manufacturing and sales relating to both conventional and advanced lead acid batteries including new grid technologies for the positive and potentially the negative late and carbon additives to the standard lead acid battery; and is exploring various other integration technologies for stationary and motive applications.

B.
The Company owns all of the proprietary interests in the Company's good will and its Confidential Information (as hereinafter defined), all of which information is not publicly available and is considered by the Company to be confidential trade secrets. The Company imparts to its Executives, and said Executives require during the course of their employment, access to Confidential Information.

C.
Executive during the course of Executive's employment with the Company: (I) will obtain material knowledge and information regarding the Company's Customers, including without limitation Customers' specialized requirements, preferences and financial condition, all of which are materially important in the Company's business relationship with such Customers; (ii) may perform duties for the Company, which duties themselves are of a highly confidential nature; (iii) is encouraged by the Company to develop personal relationships with the Company's suppliers, Customers and prospective Customers; (iv) generally has access to Confidential Information; and (v) has developed and will develop expertise in the field of lead-acid batteries, Axion's PbC Technology, battery testing, carbon sheeting, and other technologies currently under development by Axion.

D.
The Company is vulnerable to unfair post-employment competition by Executive, since Executive has access to Confidential Information and has personal relationships with the Company's suppliers, Customers and prospective Customers.

E.
Executive acknowledges the vulnerability of the Company to post-employment competition by Executive and is willing to enter into this Agreement with the Company, pursuant to which Executive agrees not to disclose any of the Company's Confidential Information and not to compete against the Company following termination of employment for the time periods and to the limited extent set forth in this Agreement.

F.	The Company desires to employ Executive as its Chief Financial Officer and Executive desires to accept such employment, pursuant to the terms set forth in this Agreement.

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NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1)
Executive Representations and Warranties. The Executive represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with his acceptance of the full, uninhibited and faithful performance of this Agreement, or the exercise of his best efforts as an executive officer of the Company.

2)
Employment and Duties. The Company shall employ the Executive as its Chief Operating Officer. The Executive will work from the Company's office and battery manufacturing center in the New Castle, Pennsylvania area and will report directly to the Chief Executive Officer. The Executive's responsibilities shall include all of the duties and responsibilities of the Chief Financial Officer including the following:

•	Present and report accurate timely financial information to Management and the Board of Directors.

•	Develop reporting routines and briefings with the Audit Committee.

•	Prepare financials in accordance with guidelines and cooperation of Independent Auditors

•	Oversee SEC filings including 8-K's, 10-Q's and 10- K's.

•	Interpret relevant SEC, FASB and GAAP pronouncements.

•	Work closely with the CEO as a partner and an advisor on all segments of the Company's business.

•	Oversee the budget preparation process and provide updated information on a monthly basis.

•	Oversee all accounting functions including processing of purchase orders, payables and
•	receivables.

•	Oversee the capital structure of the Company and advise on the best changing mix of debt
•	and equity.

•	Oversee any necessary changes to the NAV accounting system or with respect to implementation of new inventory control measures.

•	Oversee and lead Sarbanes Oxley Section 404 implementation bringing the Company into Internal Control compliance for the year ending 2010.

•	Oversee and be responsible for the collection of all corporate documents including contracts, debt instruments, equity instruments;-board of director minutes, committee minutes, etc.

•	Recommend and oversee required records retention programs.

•	Actively participate, as a member of the Senior Management Team, in the development of an overall business plan for Axion

•	Provide ongoing economic forecasts and modeling.

•	Provide financial models for various existing and future products of the Company.

•	Actively participate as a member of the product development/approval team.

•	Perform any other reasonable task that is consistent with the position of Chief Financial Officer as assigned by the CEO or at the direction the Board of Directors.

3)
Conduct of Executive. During the entire Term of this Agreement, the Executive shall devote his full business time, effort, skill and attention to the affairs of the Company and its subsidiaries, will use his best efforts to promote the interests of the Company, and will discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices. In furtherance of the foregoing:

a)
The Executive understands and agrees that he owes the Company a fiduciary duty, without limiting any other obligations or requirements that are imposed on the Executive by this Employment Agreement or by law. As such, the Executive shall occupy a position of and commit to the highest degree of trust, loyalty, honesty and good faith in all of his dealings with and on behalf of the Company.

b)
The Executive represents that his employment by the Company will not conflict with any obligations which he has to any other person, firm or entity. The Executive specifically represents that he has not brought to the Company (during the period before the signing of this Agreement) and he will not bring to the Company any materials or documents of a former or present employer, or any confidential information or property of any other person, firm or entity.

c)
The Company does not offer, pay, or receive payments in exchange for the referral of a customer. The Executive shall not receive any remuneration from any outside person or entity related to the services performed by the Executive for the Company or the products purchased or sold by the Company.

d)
The Executive shall comply with all applicable laws, including Federal, State and Municipal purchasing requirements. The Executive understands that failure to do so exposes the Company, its officers, directors, Executives and agents to possible sanctions, monetary penalties, criminal prosecution and other disciplinary actions. The Executive shall seek appropriate guidance from the Company when the application of a law is unclear.

4)	Conditions of Employment.

a)
Term of Employment. Unless terminated earlier in accordance with the provisions of this Agreement, the Company will employ the Executive for a period commencing on April 1, 2010 and terminating on March 31, 2013 (the "Term").

b)
Place of Employment. The Executive shall occupy offices at the Company's facility in New Castle, PA. The Executive shall not be required to relocate to any other business location maintained by the Company although the Executive expressly agrees that regular travel shall be necessary as part of his duties.

c)
Ownership of Company Records and Reports. The Executive shall not, except in the performance of his duties hereunder, at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles, or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written or otherwise recorded materials of any kind whatever belonging to or in the possession of the Company, or of any subsidiary or affiliate of the Company, including but not limited to materials describing or in any way relating to the Company's business activities including, but not limited to, its proprietary techniques and technologies, its operational and financial matters, its business and financial and development plans, its personnel training and development programs and its industry relationships. The Executive shall have no right, title or interest in any such material, and the Executive agrees that, except in the performance of his duties hereunder, he will not, without the prior written consent of the Company remove any such material from any premises of the Company, or any subsidiary or affiliate of the Company, and immediately upon the termination of his employment for any reason whatsoever Executive shall return to the Company all such material in his possession.

d)	It is expressly agreed and understood that the Executive shall execute and be bound by the terms and conditions of the Executive Agreement which is attached hereto and made a part hereof as Exhibit A

5)	Compensation.

The Company shall compensate the Executive for all services to be rendered by him during the Term as follows:

The Executive shall receive a salary of Eighteen Thousand Seven Hundred and Fifty Dollars ($18,750) per month for services rendered during the period commencing on April 1, 2010 and terminating on March 31, 2013. The Executive's salary shall be reviewed after six (6) months and then on an annual basis thereafter and the amount of such Salary shall be subject to renegotiation on the basis of the performance of the Executive and the performance of the Company. The Executive will also be eligible for 2010 bonus awards based on milestones established by the CEO and the Compensation Committee with input from the Executive.

In addition, The Executive shall be allowed an automobile allowance of $750.00 per month to be applied to the car of his choice. The Executive shall be entitled to reimbursement at the maximum allowable mileage rate under applicable income tax rules for all reasonable business use of his personal automobile.

a)
The Executive shall participate in any executive compensation plans adopted by the shareholders of the Company; provided, however, that the discretionary authority to determine the level of the Executive's participation therein and the terms and conditions of such participation shall remain vested in the CEO and the Compensation Committee of the Board of Directors and the Compensation Committee shall have the authority to adjust such participation upward or downward from time to time in its sole

b)
Effective upon date of hire, the Executive shall be given the opportunity to participate in the Company's employee benefit programs, including but not limited to medical and hospitalization insurance, group life insurance, short and long term disability and any other insurance benefit that is in effect from time to time. The Executive will participate in and contribute the premium share as designated by the Company from year to year in accordance with the Premium Only Plan which the Company adopted effective October 1, 2009.

c)
During the Term of this Agreement, the Company will reimburse the Executive for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties hereunder upon presentation of vouchers, receipts or other evidence of such expenses in accordance with the policies of the Company, and provided that the Executive shall incur no costs or expenses that exceed $2,500.00 without prior authorization of the Company.

d)
Notwithstanding any other provision of this Agreement, it is agreed that the Executive shall be entitled to receive such incentive bonuses, stock options and other benefits as the Compensation Committee of the Board of Directors may grant from time to time, and any income tax liabilities arising there from shall be due and payable at the Executive's sole expense, and the Executive acknowledges that the Company may make appropriate withholding from salary for such grants.

e)
Notwithstanding the general provisions of the Company's Policy Manual relating to vacations, the Executive shall be entitled to a total of four (4) weeks of paid vacation per year. Except for the four (4) week time period herein specified, all other provisions of the Policy manual relating to vacation scheduling will be applicable to vacation and holiday time allocated to the Executive hereunder.

6)	Stock Purchase Option.

The Company acknowledges that the Executive has agreed to devote substantially all of his business time and effort to the Company during the entire Extended Term of this Agreement. In recognition of the opportunity costs associated with such actions the Executive is hereby granted an option to purchase 265,000 shares of the Company's common stock at an exercise price of $1.50 per share. 27,000 options shall vest upon execution of this contract and, beginning in June; seven thousand (7,000) options will vest monthly through the remaining 34 months of this contract. If the Executive's employment is terminated by the Company without cause (as defined in Section 8) or terminated by the Executive for good reason (as defined in Section 8), all unvested options shall immediately vest and become exercisable. In all other cases, all unvested options shall immediately terminate.

Furthermore, all unvested options shall vest in the Executive immediately prior to the consummation of (i) any merger, consolidation or similar business combination transaction where the Company is not the surviving entity, (ii) any sale of all or substantially all of the Company's assets where the proceeds are intended for distribution to the stockholders, (iii) any change in control whereby one group, or a number of groups acting in concert, obtains more than 50% of the Company's outstanding, or outstanding and issuable equity instruments. Notwithstanding the generality of the foregoing, rights represented by vested options shall not be affected by the termination of the Executive's employment because of the disability or death of the Executive. From and after the vesting dates, the vested options may be exercised at any time or from time to time, in whole or in part, for a period of five (5) years. The Option Agreement attached hereto as "Exhibit B" shall be executed concurrently with this Agreement.

Executive specifically acknowledges that all options in paragraphs 6 are fully restricted from resale under federal and state securities laws and regulations. Such restrictions from resale remain even after the vesting of such options, and all such options (including shares received upon option exercise) shall bear appropriate legends prohibiting resale, which shall not be removed upon vesting. The Company shall have no obligation to register such shares and options, which will remain unregistered in perpetuity, and the Company has no obligation to assist employee in finding exemptions from registration. Notwithstanding the foregoing, Executive is fully responsible for all income tax liability, if any, arising from such options and the sale of stock, and the Company has no obligation to reimburse Executive or assist in any other arrangements regarding such liability.

7)	Termination of Employment.

a)	This Agreement and the compensation payable to Executive hereunder shall terminate and cease to accrue forthwith upon Executive's death.

b)
If the Executive's employment is terminated (i) other than for cause (as defined below) by the Company, or (ii) by the Executive for good reason (as defined below), the Company shall pay to Executive an aggregate severance amount equal to fifty (50%) of the Executive's annual base salary in effect as of the date of such termination (i.e., six (6) months' base salary and such amount being referred to as the "Severance Amount"). The Severance Amount may be paid in a single lump sum amount, provided that payment of the Severance Amount shall be contingent upon the Executive signing the release and waiver agreement in Exhibit C,

For the purposes of this Agreement, "cause" for termination by the Company shall mean (1) a material breach of this Agreement by Executive; (ii) a breach of Executive's duty of loyalty to the Company or any act of dishonesty with respect to the Company or its stockholders, customers or suppliers; (iii) Executive's continued failure or refusal to perform, in any material respect, any duty or responsibility to the Company which is normally attached to Executive's position(after notice and a 10-day cure period), provided, however, any subsequent failure or refusal to perform such duty or responsibility shall entitle the Company to terminate employment for Just Cause without notice or an opportunity to cure; (iv) Executive's gross negligence or willful misconduct in performing those duties which are normally attached to Executive's position; (v) the commission by Executive of an act of fraud, conversion, misappropriation (including the unauthorized use or disclosure of confidential or proprietary information of the Company) or embezzlement or crime of moral turpitude; (vi) a conviction of or guilty plea or confession by Executive to any fraud, conversion, misappropriation, embezzlement or felony; (vii) the exposure of the Company to any criminal liability or loss of business opportunity or reduction in revenues or increase in losses substantially caused by the conduct of Executive which results in a material adverse effect upon the Company's business, operations, financial condition or results of operations or the exposure of the Company to any bona fide claims which may result in civil liability caused by Executive's unlawful harassment in employment; or (viii) the repeated taking of any action prohibited (a) by the Board or any of the Executive Officers, provided that Executive has received at least one written notice of having taken an action so prohibited, or (b) by this Agreement. For purposes of this Agreement, "Executive's duty of loyalty to the Company" shall include Executive's fiduciary obligation to place the interests of the Company ahead of Executive's personal interests and thereby not knowingly profit personally at the expense of the Company, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest Executive may have with respect to the Company, and the negative obligations not to usurp corporate opportunities of the Company, not to engage in. any "conflict-of-interest" transactions with the Company (without the approval of the Board), and not to compete directly with the Company (without the approval of the Board).

c)
At the end of the initial term of this Agreement, theExecutive's employment may be terminated by either party for any reason, or for no reason, upon written notice given not less than ninety (90) days prior to the termination date.

8)	Specific Performance.

If any portion of this Agreement is found by a court of competent jurisdiction to be too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect any remaining provision. The Executive acknowledges and agrees that the Company's remedy at law for any breach of any of his obligations hereunder would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision of this Agreement without the necessity of proof of actual damage and without any bon or other security being required. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

9)	Miscellaneous:

a)
The failure of a party to insist on any occasion upon strict adherence to any Term of this Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that Term or any other Tenn of this Agreement. Any waiver must be in writing.

b)
All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at such address as a party may, from time to time, designate in writing to the other party.

c)	Notwithstanding the termination of the Executive's employment hereunder, the provisions of Paragraphs 6, 7, 8 and 9 shall survive such termination.

d)
This Agreement shall be assigned to and inure to the benefit of and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise.

e)
This Agreement constitutes the entire Agreement between the parties regarding the above matters, and each party acknowledges that there are no other written or verbal Agreements or understandings relating to such subject matter between the Executive and the Company or between the Executive and any other individuals or entities other than those set forth herein. No amendment to this Agreement shall be effective unless it is in writing and signed by both the parties hereto.

f)
Paragraph 6 of this Agreement shall be construed in accordance with the General Corporation Law of Delaware. All other provisions of this Agreement shall be construed according to the laws of the State of Pennsylvania pertaining to Agreements formed and to be formed wholly within the State of Pennsylvania. The Executive represents and warrants that he has reviewed this Agreement in detail with his legal and other advisors, as lie considers appropriate, and that he fully understands the consequences to him of its provisions. The Executive is relying on his own judgment and the judgment of his advisors with respect to this Agreement.

g)
In the event a dispute arises out of, in connection with, or with respect to this Agreement, or any breach thereof, such dispute shall, on the written request of one party delivered tothe other party, be submitted to and settled by binding arbitration before a single arbitrator conducted in New Castle, Pennsylvania, United States in accordance with the Laws of the State of Pennsylvania. The award of such arbitrator shall be final and may be entered by any party hereto in any court of competent jurisdiction. The party against whom the arbitrator's award is rendered shall pay all costs and expenses of such arbitration, unless the arbitrator shall specifically allocate costs in a different manner because the award is not entirely in favor of either party.

h)	This Agreement may be executed in any number of counterparts, which will each be deemed to be an original for all purposes hereof.

EXHIBIT A

Executive Agreement

AXION POWER INTERNATIONAL, INC.

EXECUTIVE AGREEMENT

Trego	Charles	R

EXECUTIVES LAST NAME	FIRST NAME		INITIAL

1)	AXION means Axion Power International, Inc., and any existing or future subsidiaries, owned or controlled, directly or indirectly by Axion.

2)
CONFIDENTIAL INFORMATION means information, not generally known, and proprietary to Axion, including trade secret information, about Axionis processes and products, including information relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, leasing, servicing, finance and business systems and techniques. All information disclosed to me, or to which I have reasonable basis to believe to be a Confidential Information, or which is treated by Axion as being Confidential Information, shall be presumed to be Confidential Information.

3)
INVENTIONS means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable, (1) which relate directly to the business of Axion, or (2) which relate to Axionis actual or demonstrably anticipated research or development, or (3) which result from any work performed by me for Axion, or (4) for which equipment, supplies, facility or trade secret information of Axion is used, or (5) which is developed on any Axion time.

4)
CONFLICTING PRODUCT means any product, process, system or service of any person or organization other than Axion, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system or service upon which I work (in either a sales or a non-sales capacity) during the last three years of my employment by Axion, or about which I kcquiro Confidential Information

5)
CONFLICTING ORGANIZATION means any person or organization which is engaged in or about to become engaged in, research on or development, production, marketing, leasing, selling or servicing of a Conflicting Product,

I AM EMPLOYED OR DESIRE TO BE EMPLOYED BY AXION IN A CAPACITY IN WHICH I MAY RECEIVE OR CONTRIBUTE TO CONFIDENTIAL INFORMATION. IN CONSIDERATION OF SUCH EMPLOYMENT OR CONTINUED EMPLOYMENT, AND THE WAGES OR SALARY AND OTHER EXECUTIVE BENEFITS IN COMPENSATION FOR MY SERVICES, AND IN CONSIDERATION OF BEING GIVEN ACCESS TO CONFIDENTIAL INFORMATION; I AGREE THAT:

1)
With respect to Inventions made, authorized or conceived by me, either solely or jointly with others, (1) during my employment, whether or not during normal working hours or whether or not at Axion's premises; or (2) within one year after termination of my employment, I will:

a)	Keep accurate, complete and timely records of such Inventions, which records shall be Axion property and be retained on Axion's premises.

b)	Promptly and fully disclose and describe such Inventions in writing to Axion.

c)
Assign (and I do hereby assign) to Axion all of my rights to such Inventions and to applications for letters patent and/or copyright in all countries and to letters patent and/or copyrights granted upon such Inventions in all countries,

d)
Acknowledge and deliver promptly to Axion (without charge to Axion but at the expense of Axion) such written instruments and to do such other acts as may be necessary in the opinion of Axion to preserve property rights against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights and to vest the entire right and title thereto in Axion.

e)
At the request of Axion and at its cost, the Executive shall assist Axion, or any person or persons from time to time designated by it, to obtain the copyright, trademark and/or grant of patents in the United States and/or in such other country or countries as may be designated by Axion, covering such improvements, discoveries, ideas and inventions and shall in connection therewith and in connection with the defense of any patents execute such applications, statements or other documents, furnish such information and data and take all such other action (including, but not limited to, the giving of testimony) as Axion may from time to time reasonable request.

NOTICE; This is to notify you that paragraph A of this Axion "Executive Agreement" you are being asked to sign as a condition of your employment does not apply to an Invention for which no equipment, supplies, facility or trade secret information of Axion was used and which was developed entirely on your own time, and (1) which does not relate (a) directly to the business of Axion or (b) to Axion's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by you for Axion.

2)	EXCEPT as required in my duties to Axion, I will never, either during my employment by Axion or thereafter, use or disclose any Confidential Information as defined in paragraph 2 hereinabove.

3)    UPON termination of my employment with Axion, all records and any compositions, articles, devices, and other items which disclose or embody Confidential Information including all copies or specimens thereof in my possession, whether prepared or made by me or others, will be left with Axion.

4)	EXCEPT as listed at the end of this Agreement, I will not assert any rights under any Inventions as having been made, conceived, authored or acquired by me prior to my being employed by Axion.

5)	FOR a period of two years after termination of my employment with Axion:

a)	I will inform any new employer, prior to accepting employment of the existence of this Executive agreement and provide such employer with a copy thereof.

b)
If I have been or am employed by Axion in a sales capacity, I will not render services in the United States, directly or indirectly, to any Conflicting Organization in connection with the development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any Conflicting Product to any person or organization upon whom I called, or whose account I supervised on behalf of Axion, at any time during the last three years of my employment by Axion.

c)
If I have been or am employed by Axion in a non-sales capacity, I will not render, to any Conflicting Organization, services, directly or indirectly, in the United States or in any country in which Axion has a plant for manufacturing a product upon which I work during my employment by Axion or in which Axion provides a service in which I participate during my employment by Axion, except that I may accept employment with a large Conflicting Organization whose business is diversified (and which has separate and distinct divisions),and which as to part of its business is not a Conflicting Organization, provided Axion, prior to my accepting such employment, shall receive separate written assurances satisfactory to Axion from such Conflicting Organization and from me, that I will not render services directly or indirectly in connection with any Conflicting Product.

d)
If I am unable to obtain employment consistent with my abilities and education, within one month after termination of my employment with Axion, solely because of provisions of this paragraph E, such provisions shall thereafter continue to bind me only as long as Axion shall make payments to me equal to my monthly base pay at termination (exclusive of extra compensation, bonus or Executive benefits) for each month of such unemployment commencing with the second month after termination of my employment with Axion.

(1)
I agree that I will, during each month of such unemployment, make conscientious and aggressive efforts to find employment; and I will, within ten days after the end of each calendar month, give Axion a detailed written account of my efforts to obtain employment. Such account will include a statement by me that although I aggressively sought employment, I was unable to obtain it solely because of the provisions of this paragraph E.

(2)
It is understood that Axion shall, at its option, be relieved of making a monthly payment to me for any month during which I failed to seek employment conscientiously and aggressively, and to account to Axion, as provided for above.

(3)
Axion is obligated to make such payments to me, upon my fulfillment of the conditions set forth above, for 23 consecutive months unless Axion gives me written permission to accept available employment, or gives me a written release from the obligations of paragraph E.

(4)	Axion's obligation to make such monthly payments shall terminate upon my death or upon my obtaining employment. I agree that I will give prompt written notice of such employment to Axion.

(5)
Axion shall not be liable, under this Agreement, or in any action relating thereto, for any amount greater than the equivalent of 23 such monthly payments, less amounts paid to me by Axion pursuant to this Agreement; Axton not being obliged to make a payment to me for the first month of such unemployment.

e)
If, after termination of my employment with Axion, I obtain other employment but because of the provisions of paragraph E, my position is such that my gross monthly income will be less than that which I last received from Axion as monthly base pay at termination, then Axion's obligations to make payments to me for the period specified in paragraph E. d. will be limited to the difference between my monthly base pay at Axion, at termination, and the gross monthly income I will receive in my subsequent employment.

f)	ALL MY obligations under paragraphs A through D of this Agreement shall be binding upon my heirs, spouses, assigns and legal representatives.

g)
IF ANY provision of this Agreement shall contravene any statute of a particular state which I perform services for Axion, then this Agreement shall be construed as if such provision is not contained herein insofar as enforcement of this Agreement against me in such particular state is concerned.

h)
THIS AGREEMENT replaces any existing Agreement entered into by me and Axion relating generally to the same subject matter; but such replacement shall not affect rights and obligations of either party arising out of any such prior Agreement which shall then continue to be in effect for that purpose.

(Do not disclose or describe here anything you regard as being confidential, What is wanted in this space (or on a separate attached sheet), pursuant to paragraph "D" above, is a brief description of the product or process, etc., plus a list of source documents, such as patents, patent applications, drawings, or written descriptions, identified by number, title and date.)

EXHIBIT "B"

NONQUALIFIED STOCK PURCHASE OPTION AGREEMENT RECITALS

WHEREAS, the Company and the Optionee have entered into an employment agreement that . requires the Company to grant the Optionee an option to purchase shares of the Company's common stock at a price of $ 1.50 per share as partial consideration for the services to be rendered under the agreement; and

WHEREAS, the Board of Directors (the "Board") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") as an inducement to serve as an employee of the Company and to provide Optionee with a proprietary interest in the future of the Company;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I)
Grant of the Option. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 265,000 shares (the "Stock") of the presently authorized but unissued common stock, par value $.0001 per share, of the Company (the "Common Stock"). The purchase price of the Stock subject to this Option shall be $1.50 per share.

2)	Vesting of the Option. As long as the Optionee remains an employee of the Company, the options granted hereby shall vest based on the following schedule:

27,000 options shall vest upon execution of this Agreement.

7,000 options shall vest on the last day of each month commencing June 2010 through and including February 2013.

If the Optionee's employment is terminated by the Company without good reason or terminated by the Optionee for good reason, all unvested options shall immediately vest and become exercisable. In all other cases, all unvested options shall immediately terminate. From and after the vesting dates, the vested options may be exercised at any time or from time to time, in whole or in part, for a period of five (5) years. Notwithstanding the generality of the foregoing, rights represented by vested options shall not be affected by the termination of the Optionee's employment because of the disability or death of the Optionee.

3)	Exercise of Option.

4)
(a)Vested Options may only be exercised by the Optionee who shall have the right to exercise such Option in whole or in part, at any time or from time to time during the period commencing on a vesting date and terminating on the third anniversary of such vesting date. The Option is not transferable or assignable by the Optionee other than by will, as a result of the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, If the Option is transferred by will, as a result of the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, the transferee shall have all of the rights, powers and privileges that the Optionee would have had in the absence of such a transfer.

b)
This Option may be exercised by written notice of intent to exercise the Option delivered to the Company at its principal office no fewer than five days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall specify the proposed effective date of such exercise. Such notice shall also be accompanied by payment in full to the Company at its principal office of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the option price shall be made in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company or, with the consent of the Board, in whole or in part in Common Stock which is owned by the Optionee and valued at its Fair Market Value on the date of exercise. Any payment in shares of Common Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary of the Company shall require from time to time.

c)
Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue a certificate or certificates in the Optionee's name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves.

2)	Term of Employment. This Option shall not grant to Optionee any right to continue serving as an employee of the Company.

3)
Notices; Deliveries. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office, 3601 Clover Lane, New Castle, Pennsylvania, 16105, and any notice or delivery to be given to Optionee shall be addressed to him at such address as the Optionee may hereafter designate in writing. Any such notice or delivery shall be effective as of the date of receipt.

4)
Disputes. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

5)
Legend on Certificates. The certificate(s) representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares. The Company is under no obligation to remove this legend for any reason whatsoever.

6)	Miscellaneous.

a)	All decisions of the Board upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

b)
Nothing herein contained shall affect Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company.

c)
Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

d)
Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

e)
Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise this Option and that the Company will not be obligated to issue any of the Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

f)
This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Delaware.

The parties have fully read and understand this STOCK PURCHASE OPTION AGREEMENT in its entirety and have signed it on the dates indicated in the spaces provided below.